EXHIBIT 23.2



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
           ---------------------------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 28, 1996 appearing on page F-2 of Parlux Fragrances, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP
September 12, 1996
Miami, Florida